CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 14, 2024, relating to the financial statements and financial highlights of Short-Term Bond Fund of America, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

October 25, 2024